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Exhibit (8)(i)(1):    Amendment No. 1 to the Fund Participation Agreement
                      among Deutsche Asset Management VIT Funds, formerly BT Insurance Funds Trust, Bankers Trust Company and Companion Life Insurance Company


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                                 AMENDMENT NO. 1
                                 ---------------
                                     to the
                          FUND PARTICIPATION AGREEMENT

          AMENDMENT, dated as of April 1, 2001, to the Fund Participation Agreement dated as of the 1st day of May, 2000 (the "Agreement"), by and between Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) ("Trust"), Bankers Trust Company ("Adviser"), and Companion Life Insurance Company ("Life Company").

          WHEREAS, effective May 1, 2001 Deutsche Asset Management, Inc. ("DAMI") will replace Adviser as investment adviser to the Trust;

          WHEREAS, effective May 1, 2001 Adviser wishes to transfer all of its rights, responsibilities and duties under the Agreement to DAMI;

          WHEREAS, DAMI is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

          WHEREAS, Trust, Life Company and Adviser wish to revise Appendix A and Appendix B to the Agreement in their entirety;

          NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, Adviser and DAMI hereby agree as follows:

               1. Effective May 1, 2001 DAMI will replace Adviser and assume all of the Adviser's rights, responsibilities and duties under the Agreement.

               2. Life Company agrees to the replacement of Adviser with DAMI.

               3. Article IX. NOTICES is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

                           If to TRUST:

                           Deutsche Asset Management VIT Funds
                           c/o First Data Investor Services Group, Inc.
                           101 Federal Street
                           Boston, MA 02110
                           Attn: Elizabeth Russell, Legal Department

                           and

                           c/o BT Alex. Brown
                           One South Street, Mail Stop  1-18-6
                           Baltimore, MD 21202
                           Attn: Mutual Fund Services


                           If to ADVISER:

                           Deutsche Asset Management, Inc.
                           130 Liberty Street, Mail Stop 2355
                           New York, NY 10006
                           Attn: Mutual Fund Marketing


               4. Appendix A and Appendix B to the Agreement are hereby amended, and restated in their entirety, by the Appendix A and Appendix B attached to this Amendment.


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         Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                                DEUTSCHE ASSET MANAGEMENT VIT FUNDS


                                By:    /s/ Daniel O. Hirsch
                                Name:      Daniel O. Hirsch
                                Title:     Secretary

                                COMPANION LIFE INSURANCE COMPANY


                                By:    /s/ Richard A. Witt
                                Name:      Richard Witt
                                Title:     Assistant Treasurer

                                BANKERS TRUST COMPANY


                                By:    /s/ Douglas W. Doucette
                                Name:      Douglas W. Doucette
                                Title:     Managing Director

                                DEUTSCHE ASSET MANAGEMENT, INC.


                                By:    /s/ Marlo Veissid
                                Name:      Marlo Veissid
                                Title:     Director



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                                   Appendix A
                         Revised effective April 1, 2001

to the Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc., and Companion Life Insurance Company

List of Portfolios:
------------------

Deutsche Asset Management VIT Funds - EAFE Equity Index Fund
Deutsche Asset Management VIT Funds - Small Cap Index Fund


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                                   Appendix B
                         Revised effective April 1, 2001

to the Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc., and Companion Life Insurance Company

List of Variable Separate Accounts:
----------------------------------

Companion Life Separate Account B
Companion Life Separate Account C